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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to all references to our firm included in Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A of SEI Tax-Exempt Trust (File No. 2-76990).

/s/ ARTHUR ANDERSEN LLP
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Philadelphia, Pennsylvania
October 28, 1998